December 23, 2013

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 571 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 571 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 571 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris/AACA Real Estate Long Short Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Future Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Alternative Fund

10.

Ascendant Balanced Fund

11.

Ascendant Diversified Income & Growth Fund

12.

Ascendant Natural Resources Fund

13.

Ascendant Natural Resources Master Fund

14.

Patriot Fund

15.

Astor Active Income ETF Fund

16.

Astor S.T.A.R. ETF Fund

17.

Astor Long/Short ETF Fund

18.

BTS Bond Asset Allocation Fund

19.

BTS Diversified Income Fund

20.

BTS Tactical Fixed Income Fund

21.

Bandon Isolated Alpha Fixed Income Fund

22.

Beech Hill Total Return Fund

23.

Biondo Focus Fund

24.

Biondo Growth Fund

25.

CMG Global Equity Fund

26.

CMG Managed High Yield Fund

27.

CMG SR Tactical Bond Fund

28.

CMG Tactical Equity Strategy Fund

29.

CWC Small Cap Aggressive Value Fund

30.

Chadwick & D’Amato Fund

31.

Changing Parameters Fund

32.

Diversified Risk Parity Fund

33.

The Collar Fund

34.

The Currency Strategies Fund

35.

Eagle MLP Strategy Fund

36.

EAS Crow Point Alternatives Fund

37.

Equinox MutualHedge Futures Strategy Fund

38.

The FX Strategy Fund

39.

GMG Defensive Beta Fund

40.

Generations Multi-Strategy Fund

41.

Ginkgo Multi-Strategy Fund

42.

The Giralda Fund

43.

Granite Harbor Alternative Fund

44.

Granite Harbor Tactical Fund

45.

Grant Park Managed Futures Strategy Fund

46.

Grant Park Multi-Alternative Strategies Fund

47.

Investment Partners Opportunities Fund

48.

Iron Horse Fund

49.

KCM Macro Trends Fund

50.

Leader Short-Term Bond Fund

51.

Leader Total Return Fund

52.

Makefield Managed Futures Strategy Fund

53.

Navigator Equity Hedged Fund

54.

Navigator Duration Neutral Bond Fund

55.

PSI Market Neutral Fund

56.

PSI Total Return Fund

57.

PSI Strategic Growth Fund

58.

PSI Tactical Growth Fund

59.

PSI Calendar Effects Fund

60.

PTA Comprehensive Alternatives Fund

61.

Pacific Financial Alternative Strategies Fund

62.

Pacific Financial Balanced Fund

63.

Pacific Financial Core Equity Fund

64.

Pacific Financial Explorer Fund

65.

Pacific Financial Faith & Values Based Conservative Fund

66.

Pacific Financial Faith & Values Based Moderate Fund

67.

Pacific Financial Faith & Values Based Diversified Growth Fund

68.

Pacific Financial Flexible Growth & Income Fund

69.

Pacific Foundational Asset Allocation Fund

70.

Pacific Financial International Fund

71.

Pacific Financial Strategic Conservative Fund

72.

Pacific Financial Tactical Fund

73.

Power Dividend Index Fund

74.

Power Income Fund

75.

Princeton Futures Strategy Fund

76.

Probabilities Fund

77.

RPG Emerging Market Sector Rotation Fund

78.

Sandalwood Opportunity Fund

79.

Sierra Core Retirement Fund

80.

Sierra Strategic Income Fund

81.

SouthernSun Small Cap Fund

82.

SouthernSun U.S. Equity Fund

83.

Toews Hedged Commodities Fund

84.

Toews Hedged Emerging Markets Fund

85.

Toews Hedged Growth Allocation Fund

86.

Toews Hedged High Yield Bond Fund

87.

Toews Hedged International Developed Markets Fund

88.

Toews Hedged Large-Cap Fund

89.

Toews Hedged Small & Mid Cap Fund

90.

Toews Unconstrained Fixed Income Fund

91.

TransWestern Institutional Short Duration Government Bond Fund

92.

Wade Tactical Long Short Fund

93.

Zeo Strategic Income Fund